EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Hasbro, Inc.:
We consent to the incorporation by reference in the Registration Statements Nos. 2-78018, 2-93483, 33-57344, 33-59583, 333-38159, 333-10404, 333-10412, 333-34282, 333-110000, 333-110001, 333-110002, 333-129618, 333-147109, 333-162762 and 333-170355 on Form S-8 and Nos. 33-41548, 333-44101, 333-82077, 333-83250, 333-103561 and 333-145947 on Form S-3 of Hasbro, Inc. of our reports dated February 23, 2011, with respect to the consolidated balance sheets of Hasbro, Inc. and subsidiaries as of December 26, 2010 and December 27, 2009, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the fiscal years in the three-year period ended December 26, 2010, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 26, 2010, which reports appear in the December 26, 2010 annual report on Form 10-K of Hasbro, Inc.

/s/ KPMG LLP

Providence, Rhode Island
February 23, 2011